                         AGREEMENT OF TRANSFER AND SALE

    The undersigned (or the nominee of the undersigned) is the owner of the units of limited partnership interests including any rights attributable to claims, damages, recoveries, including recoveries from any class action lawsuits, and causes of action accruing to the ownership of such units of limited partnership interests ("Units") of ML Media Partners, L.P., a Delaware limited partnership (the "Partnership"), set forth below on this Agreement of Transfer and Sale ("Agreement"), and agrees to sell and transfer all of the undersigned's right, title and interest in the Units to Smithtown Bay, LLC, a Delaware limited liability company ("Smithtown"), free and clear of all liens and encumbrances of any kind, on the terms and conditions set forth in Smithtown's Offer to Purchase dated January 27, 1999, and as set forth below. Unless otherwise indicated below, the undersigned agrees to sell all (100%) of the Units the undersigned owns.

1. Notwithstanding any provision to the contrary, the undersigned agrees that in the event any distribution of cash with respect to the Units or a cash redemption of the Units, is made or declared (collectively, a "Distribution") by the Partnership to the undersigned on or after January 1, 1999 with respect to the Units being sold and transferred to it pursuant to this Agreement, that the cash price of $950 per Unit to be paid to the undersigned shall be reduced by the amount of the Distribution per Unit to the undersigned and that the cash price of $950 per Unit shall also be reduced by the $50 transfer fee (per transfer, not per Unit) charged by the Partnership. To the extent any Distribution is made or declared by the Partnership with respect to the Units for any period on or after January 1, 1999 that is received by the undersigned, the undersigned understands that the amount of said Distribution will be deducted from the cash price of $950 per Unit to be paid to the undersigned by Smithtown, pursuant to the timing set forth in the Offer. To this end, the undersigned hereby instructs the Partnership to change the address of its account to: Smithtown Bay, LLC, c/o Global Capital Management, 601 Carlson Parkway, Suite 200, Minnetonka, Minnesota 55305, or such entity as Smithtown may designate in its sole discretion.

2. The undersigned (or the nominee of the undersigned) by executing this Agreement hereby irrevocably constitutes and appoints Smithtown Bay, LLC, a Delaware limited liability company, and its Manager, Global Capital Management, Inc., a Delaware corporation, as its true and lawful agent and attorney-in-fact with respect to the Units with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) of the undersigned to (a) execute, swear to, acknowledge, and file any document providing for or relating to the transfer of the ownership of the Units on the books of the Partnership; (b) deliver the Units and transfer ownership of the Units on the books of the Partnership; (c) endorse in favor of Smithtown or any other payee Smithtown otherwise designates on the undersigned's behalf, any and all payments payable to the undersigned and received by Smithtown from the Partnership for any period of time on or after January 1, 1999; and (d) execute on behalf of the undersigned any applications for transfer and distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement; (e) execute on behalf of the undersigned any affidavit or other document necessary to indemnify the Partnership if the certificate evidencing the ownership of the undesigned's Units has been lost, stolen or destroyed; and (f) receive all benefits and distributions and cause the Partnership to amend the books and records of the Partnership, including the undersigned's record account and address, to direct Distributions to Smithtown Bay and otherwise exercise all rights of beneficial owner of the Units. Neither Smithtown, nor Global Capital Management, Inc. shall be required to post bond of any nature in connection with this power of attorney.

3. The undersigned hereby represents and warrants that the Units are being transferred and sold to Smithtown Bay, free and clear of all liens and encumbrances of any kind and that it has the authority to execute this Agreement and that the Partnership may rely on this Agreement and any documents executed by Smithtown or Global Capital Management, Inc., as the attorney-in-fact for the undersigned, which is necessary or convenient to carrying out all matters contemplated by this Agreement.

4. The undersigned (or the nominee of the undersigned) hereby certifies, under penalty of perjury, that the undersigned's tax identification number or social security number set forth below is true and correct.

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5.  The undersigned (or the nominee of the undersigned) hereby certifies under penalty of perjury that it is not subject to backup withholding either because the undersigned has not been notified by the Internal Revenue Service (the "IRS") that the undersigned is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding.

6. The undersigned (or the nominee of the undersigned) hereby certifies, under penalty of perjury, that the undersigned, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The undersigned understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

7. The undersigned hereby represents and warrants that either (a) the undersigned is not a plan subject to Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510-3-101 of any such plan; or
(b) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

8.  / /  Yes    / /  No
   I have possession of the certificates evidencing ownership of the Units and am sending them to Smithtown with this Agreement.

-----------------------------------   -----------------------------------   -----------------------------------
IRA/Pension/Custodial Account # or    Printed Name of Unit Holder           Signature of Unit Holder
Tax Identification #

-----------------------------------   -----------------------------------   -----------------------------------
Social Security or Tax ID #           Printed Name of Joint Unit Holder     Signature of Joint Unit Holder, if
                                      (or IRA/Pension/Custodian Name)       any (or IRA/Pension/Custodian
                                                                            Signature)

-----------------------------------   -----------------------------------
Home Telephone Number                 Mailing Address

-----------------------------------   -----------------------------------
Office Telephone Number               City, State, Zip Code

-----------------------------------   -----------------------------------
No. of Units Sold and Transferred     State of Residence

/ /  Less than 100% of Units sold     MEDALLION GUARANTEE FOR UNIT HOLDER   MEDALLION GUARANTEE FOR CUSTODIAN
     and transferred (check box if
     applicable)

-----------------------------------
Date

                                      MEDALLION GUARANTEE FOR UNIT HOLDER

Agreed to and Accepted

Smithtown Bay, LLC
By:  Its Manager
    Global Capital Management, Inc.

By:
-----------------------------

                            INSTRUCTIONS TO COMPLETE

                         AGREEMENT OF TRANSFER AND SALE

               PLEASE CAREFULLY PROVIDE THE FOLLOWING INFORMATION:
  1.  Sign Agreement;
  2. Have all signatures MEDALLION GUARANTEED. A medallion guarantee can be obtained through your broker or local financial institution. You may want to call ahead to confirm that the particular location has the medallion guarantee. Please remember, a medallion guarantee is not a notary;
  3.  Provide your social security or tax identification number;
  4.  Indicate the number of Units you want to sell and transfer;
  5.  Date the Agreement;
  6.  Provide a telephone number and address where you can be reached; and
  7. RETURN THE AGREEMENT AND YOUR UNIT CERTIFICATES BY PLACING THEM IN THE ENVELOPE PROVIDED AND SENDING THEM CERTIFIED MAIL, RETURN RECEIPT REQUESTED. IF YOU DO NOT HAVE POSSESSION OF YOUR UNIT CERTIFICATES, PLEASE ENCLOSE A SIGNED LETTER INDICATING YOU NO LONGER HAVE THEM.

        IN ADDITION TO THE INFORMATION REQUESTED IN ITEMS 1 TO 7 ABOVE:

IF YOU OWN THE UNITS JOINTLY WITH ANOTHER INDIVIDUAL:

Please have both owners sign the Agreement; both signatures must be Medallion Guaranteed. If spouse is deceased, please enclose a certified copy of the Death Certificate along with a Letter Testamentary or Will showing your beneficial ownership or executor capacity.

IF YOU OWN THE UNITS IN YOUR IRA:

Please provide the name of your custodian and your IRA account number. This information will be used solely by your custodian (the financial institution with custody of your account) to make certain that the purchase proceeds are properly deposited in your account. If your Units are held in an IRA account, in addition to your signature, the custodian's signature is required on the Agreement of Transfer and Sale. We will obtain this required signature for you.

IF THE UNITS ARE OWNED IN A TRUST, PROFIT SHARING OR PENSION PLAN:

Attach the first and last pages, as well as the section of the Trust Agreement showing that the signer has authority to sign the Agreement on behalf of the Trust or Plan.

IF THE UNITS ARE OWNED IN A CORPORATION:

Attach an original corporate resolution showing that the signer has the authority to sign the Agreement on behalf of the corporation.

       MAIL TO:

       Smithtown Bay, LLC
       c/o MAVRICC Management Systems, Inc.
       Post Office Box 7090
       Troy, Michigan 48007-7090
       1-800-500-3243